Exhibit 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of AUX (USA) Inc. (the "Company"), hereby certifies that, to his knowledge on the date of this certification:

            1. The quarterly report of the Company for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2004


                                   By: /s/ Jian Jiang Zheng
                                       ----------------------------------------
                                   Name:  Jian Jiang Zheng
                                   Title: President and Chief Executive Officer
                                          Treasurer and Chief Financial Officer


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